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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K
                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                              September 30, 1996
                      ---------------------------------
                                Date of Report
                      (Date of earliest event reported)



                       CORPUS CHRISTI BANCSHARES, INC.
             ----------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


           TEXAS                       0-13668                    74-2351663
----------------------------    ------------------------     -------------------
(State or other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)

   2402 LEOPARD STREET
  CORPUS CHRISTI, TEXAS                                              78408
----------------------------                                 -------------------
  (Address of Principal                                            (Zip Code)
    Executive Offices)


                                (512) 887-3000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

     Corpus Christi Bancshares, Inc., a Texas corporation ("CCB"), Cullen/Frost Bankers, Inc., a Texas corporation ("Cullen/Frost"), and its wholly owned subsidiary, R.E. Holding Corporation, a Texas corporation ("R.E. Holding"), have entered into an Agreement and Plan of Merger dated as of September 30, 1996 (the "Merger Agreement") whereby Cullen/Frost has agreed to acquire CCB for a cash purchase price of $18.84 per outstanding share of CCB's common stock.

     Consummation of the acquisition is subject to a number of conditions including approval of the acquisition by the shareholders of CCB and regulatory review. Subject to the satisfaction of such conditions, the acquisition is expected to be completed in the first quarter of 1997. The Merger Agreement provides for the payment of a termination fee of $1,150,000 by CCB to Cullen/Frost under certain circumstances.

     The Merger Agreement is filed as an exhibit to this Report and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the Merger Agreement.




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)-(b)   Not applicable

     (c)       Exhibits

               2.1   The Merger Agreement




                                  SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Corpus Christi Bancshares, Inc.



                                       By:  /s/ R. JAY PHILLIPS
                                          -------------------------------------
                                          R. Jay Phillips
                                          President and Chief Executive Officer

October 16, 1996







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                                EXHIBIT INDEX


  Exhibit
  Number                        Description                          Page
 ---------                      -----------                          ----
  2.1 Agreement and Plan of Merger dated as of the 30th day of September, 1996 by and among Cullen/Frost
                Bankers, Inc., R.E. Holding Corporation, and
                Corpus Christi Bancshares, Inc.




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